Exhibit 10.12

THIRD AMENDMENT TO

CONSOLIDATED, AMENDED AND RESTATED LOAN AGREEMENT

THIS THIRD AMENDMENT TO CONSOLIDATED, AMENDED AND RESTATED Loan AGREEMENT (“Amendment”) is dated as of the 30th day of March, 2018 (the “Amendment Effective Date”) between WELLTOWER Inc., formerly known as Health Care REIT, Inc., a corporation organized under the laws of the State of Delaware (“Lender”), and each of the BORROWER entities set forth on Schedule I attached hereto and made a part hereof, each a limited liability company organized under the laws of the State of Delaware (individually and collectively, “Borrower”).

R E C I T A L S:

A. Lender, Borrower and certain other entities have previously entered into a Consolidated, Amended and Restated Loan Agreement (as amended, the “Loan Agreement”) dated effective as of October 1, 2016 (the “Effective Date”).

B. Concurrently herewith, (i) Borrower and certain affiliates are making a partial prepayment of the Loan and Lender is releasing certain of its collateral with respect thereto, (ii) certain affiliates of Borrower (the “B-1 Borrowers”) will be prepaying the entire outstanding principal balance due (being $20,056,344) under that certain Amended and Restated Loan Agreement (B-1), dated effective as of the Effective Date (as amended, the “B-1 Loan Agreement” and such loan, the “B-1 Loan”), between Lender and the named borrowers therein (the “B-1 Borrowers”), and in connection with such prepayment, the mortgages on the properties more particularly described on Schedule IV  shall be released on the date hereof and (iii) automatically with the prepayment of the B-1 Loan, and without the need for further documentation, the B-1 Borrowers and any guarantors pursuant to the B-1 Loan Agreement shall be deemed fully released from their obligations under the B-1 Loan Agreement.

C. Lender and Borrower desire to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Any capitalized terms not defined in this Amendment shall have the meanings set forth in the Loan Agreement.

2. Release.  The entities identified as “Released Borrowers” or “Released Guarantors” on Schedule II hereof are hereby released from all liability under the Loan Agreement the Loan Documents and the Guaranty Documents.

3. Legal Descriptions. Exhibit A to the Loan Agreement is hereby amended by the deletion therefrom of the Legal Descriptions of each facility listed on Schedule II hereof.

4. Permitted Exceptions. Exhibit B of the Loan Agreement is hereby amended by the deletion therefrom of the Permitted Exceptions with respect to any facility listed on Schedule II hereof.

5. Allocated Loan Amount.  Exhibit I of the Loan Agreement is hereby amended and restated to read in its entirety as set forth on the attached Exhibit I.  Borrower and Lender hereby acknowledge and agree that, concurrently with the Amendment Effective Date, $49,690,007 of the outstanding Loan Amount has been repaid and that the remaining outstanding principal Loan Amount is $77,943,472.

6. Pledge and Guaranty Waiver. Lender acknowledges that, concurrently herewith, the Released Borrowers will enter into certain financing arrangements pursuant to which the Released Borrowers will refinance the Facilities in which they hold a fee or leasehold interest, as further contemplated by the Omnibus Agreement. In connection with such financing arrangements, SHG Resources, LLC, as the parent of the Released Borrowers, shall (i) execute a guaranty of Released Borrowers’ obligations under the new financing arrangements in favor of the Released Borrowers’ new lender (the “Guaranty”) and (ii) pledge its ownership interest in each Released Borrower pursuant to one or more pledge agreements in favor of the Released Borrowers’ new lender (such pledge or pledges, collectively, the “Pledge”). Notwithstanding anything to the contrary contained herein, in the Loan Agreement or the Omnibus Agreement, Lender hereby irrevocably consents to (A) the execution by SHG Resources, LLC of the Guaranty and the performance of its obligations thereunder and (B) the Pledge by SHG Resources, LLC of its equity interests in the Released Borrowers and B-1 Borrowers and, in each case, waives any breach, default or Event of Default which might otherwise occur or arise pursuant to the terms of this Agreement, the Loan Agreement or the Omnibus Agreement as a result of such Guaranty or Pledge.

7. Further Acts.  Borrower shall take such further actions as may be reasonably requested by Lender from time to time hereafter to amend the Mortgages to reflect the Loan allocation as set forth on Exhibit I hereto.  Lender shall take such further actions as may be reasonably requested by Borrower from time to time hereafter to evidence its release any of its collateral relating to the facilities listed or entities listed on Schedule II hereto.

8. Affirmation.  Except as specifically modified by this Amendment, the terms and provisions of the Loan Agreement are hereby affirmed and shall remain in full force and effect.  Notwithstanding this Amendment, Borrower and Lender agree that the Omnibus Agreement shall remain in full force and effect and shall remain a binding obligation on each party thereto.

9. Binding Effect. This Amendment will be binding upon and inure to the benefit of the successors and permitted assigns of Lender and Borrower.

10. Further Modification. The Loan Agreement may be further modified only by writing signed by Lender and Borrower.
11. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original hereof, but all of which will constitute one and the same document.

2

12. Guarantor. This Amendment shall have no force or effect unless and until each Guarantor has concurrently executed the attached consent of Guarantor.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

3

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment as of the date first set forth above.

WELLTOWER INC. By:/s/ Justin Skiver Justin Skiver, Authorized Signatory

EACH BORROWER LISTED ON SCHEDULE I HERETO By: /s/ Michael S. Sherman Michael S. Sherman, Secretary

S-1

SCHEDULE I:  BORROWERS

Borrower	State of Organization
SHG Resources, LLC	DE